Exhibit 99.2

FIRST AMENDMENT AND CONFIRMATION AGREEMENT

[MISSION GUARANTY OF NEXSTAR OBLIGATIONS]

THIS FIRST AMENDMENT AND CONFIRMATION AGREEMENT [MISSION GUARANTY OF NEXSTAR OBLIGATIONS] (this “Agreement”) is dated as of April 1, 2005, and is executed by the undersigned (the “Guarantor”), for the benefit of the Guaranteed Parties.

RECITALS:

A. Nexstar Broadcasting, Inc. (the “Nexstar Borrower”), Nexstar Broadcasting Group, Inc. (the “Ultimate Parent”), certain Subsidiaries of the Ultimate Parent from time to time parties thereto, the several financial institutions from time to time parties thereto, and Bank of America, N.A., as administrative agent, are parties to that certain Third Amended and Restated Credit Agreement dated as of December 30, 2003 (as amended, restated, or otherwise modified from time to time, the “Existing Nexstar Credit Agreement”).

B. In connection with the Existing Nexstar Credit Agreement, the Guarantor executed the First Restated Guaranty Agreement (Nexstar Obligations), dated December 30, 2003 (the “Nexstar Guaranty Agreement”) in favor of the Guaranteed Parties (as defined in the Nexstar Guaranty Agreement). Unless otherwise defined herein, terms used herein shall have the meanings ascribed to them in the Nexstar Guaranty Agreement.

C The Nexstar Borrower, the Ultimate Parent and certain Subsidiaries of the Ultimate Parent are a party to the Fourth Amended and Restated Credit Agreement, dated as of April 1, 2005 (as amended, restated, or otherwise modified from time to time, the “Nexstar Credit Agreement”), among the several financial institutions from time to time parties thereto (the “Lenders”), and Bank of America, N.A., as administrative agent for the Lenders. The Nexstar Credit Agreement restates in its entirety the Existing Nexstar Credit Agreement.

D In connection with the Nexstar Credit Agreement, (i) the Guarantor desires to confirm its rights, duties and obligations under the Nexstar Guaranty Agreements and (ii) the Guarantor and Lenders desire to amend certain terms of the Nexstar Guaranty Agreement to conform to the provisions of the Nexstar Credit Agreement.

NOW, THEREFORE, in consideration of the benefits accruing to the Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby covenants and agrees for the benefit of the Guaranteed Parties (as defined in the Nexstar Guaranty Agreement) as follows:

Section 1. Amendments to Nexstar Guaranty Agreement.

(a) All references in the Nexstar Guaranty Agreement to the defined term “Credit Agreement” shall be deemed to refer to the Existing Credit Agreement as amended and restated in its entirety by the Credit Agreement.

(b) All references in the Nexstar Guaranty Agreement to the defined term “Banks” shall be amended to the defined term “Lenders”.

First Amendment and Confirmation Agreement

[Mission Guaranty of Nexstar Obligations]

(c) All references in the Nexstar Guaranty Agreement to the defined term “Issuing Bank” shall be amended to the defined term “L/C Issuer”.

(d) All references in the Nexstar Guaranty Agreement to the defined term “Majority Banks” shall be amended to the defined term “Majority Lenders”.

(e) All references in the Nexstar Guaranty Agreement to “Section 7.16 of the Mission Credit Agreement” shall be amended to “Section 6.16 of the Mission Credit Agreement”.

(f) All references in the Nexstar Guaranty Agreement to “Section 11.01 of the Credit Agreement” shall be amended to “Section 10.01 of the Credit Agreement”.

(g) All references in the Nexstar Guaranty Agreement to “Section 11.01(a)” of the Credit Agreement” shall be amended to “Section 10.01(a)” of the Credit Agreement.

(h) All references in the Nexstar Guaranty Agreement to “Section 11.05 of the Credit Agreement” shall be amended to “Section 10.04 of the Credit Agreement”.

(i) All references in the Nexstar Guaranty Agreement to “Article VII or VIII of the Credit Agreement” shall be amended to “Article VI or VII of the Credit Agreement”.

(j) All references in the Nexstar Guaranty Agreement to “Schedule 1.01(A) of the Credit Agreement” shall be amended to “Schedule 10.02 of the Credit Agreement”.

Section 2. Confirmation. The Guarantor hereby agrees, ratifies and confirms that (a) the Nexstar Guaranty Agreement attached hereto as Exhibit 1, as amended by all amendments, modifications and supplements thereto, remains in full force and effect, and is a valid, binding and enforceable obligation of the Guarantor, and (b) any of the Guaranteed Obligations (as such term is defined in the Nexstar Guaranty Agreement, either in its plural or singular form) shall include the Obligations as that term is defined in the Nexstar Credit Agreement. The Guarantor agrees that it shall execute and deliver such further agreements, documents, instruments, and certificates in form and substance satisfactory to the Collateral Agent, as the Collateral Agent may deem necessary or appropriate in connection with this Agreement.

Section 3. Lenders Consent and Authorization. Pursuant to Section 10.16(c) of the Credit Agreement, each of the Lenders (a) consents to the amendments set forth in this Agreement and (b) authorizes the Collateral Agent to execute this Agreement on behalf of such Lender.

Section 4. Loan Documents. The Guarantor agrees that this Agreement and the Nexstar Guaranty Agreement attached hereto as Exhibit 1 are Loan Documents within the definition thereof in the Credit Agreement and the other Loan Documents.

Section 5. CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN

First Amendment and Confirmation Agreement

[Mission Guaranty of Nexstar Obligations]

SUCH STATE; PROVIDED THAT THE COLLATERAL AGENT AND EACH GUARANTEED PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

Section 6. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof hereof, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

Section 7. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. EXCEPT AS MODIFIED OR SUPPLEMENTED HEREBY, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL OTHER DOCUMENTS AND AGREEMENTS EXECUTED IN CONNECTION THEREWITH SHALL CONTINUE IN FULL FORCE AND EFFECT.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

First Amendment and Confirmation Agreement

[Mission Guaranty of Nexstar Obligations]

IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

GUARANTOR:

MISSION BROADCASTING, INC.
By:	/s/ David S. Smith
Name:	David S. Smith
Title:	President

COLLATERAL AGENT ON BEHALF OF THE
MAJORITY LENDERS:

BANK OF AMERICA, N.A., as Collateral Agent

By:	/s/ Scott Conner
Name:	Scott Conner
Title:	Vice President

Signature Page

First Amendment and Confirmation Agreement

[Mission Guaranty of Nexstar Obligations]

EXHIBIT 1

[See Attached]

Exhibit 1

First Amendment and Confirmation Agreement

[Mission Guaranty of Nexstar Obligations]